Exhibit 8.3

February 9, 2005

Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35202

Ladies and Gentlemen:

     We have acted as counsel to Colonial Properties Trust, an Alabama real estate investment trust (“Colonial”), in connection with the execution and delivery of the Agreement and Plan of Merger (the “Agreement”), dated as of October 25, 2004, among Colonial, Cornerstone Realty Income Trust, a Virginia corporation (“Cornerstone”), and CLNL Acquisition Sub LLC, a Delaware limited liability company (“Colonial Merger Sub”), pursuant to which Cornerstone will merge with and into Colonial Merger Sub (the “Merger”), as more fully described in the registration statement on Form S-4 filed with the Securities and Exchange Commission on December 27, 2004, as amended through the date hereof (File No. 333-121675) (the “Registration Statement”). This opinion letter is being furnished to you in connection with the filing of the Registration Statement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Agreement.

Basis for Opinion

     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These

Colonial Properties Trust
February 9, 2005

provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

     In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Registration Statement; (2) the Third Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership (the “Operating Partnership”) dated as of October 19, 1999, as amended through the date hereof; (3) the Declaration of Trust of Colonial as amended through the date hereof (the “Declaration of Trust”) and, with respect to each series of Colonial preferred shares of beneficial interest, the articles supplementary establishing and fixing the rights and preferences of such series of preferred shares; and (4) the Articles of Incorporation of Colonial Properties Services, Inc. (the “Management Corporation”) as amended through the date hereof. The opinions set forth in this letter also are premised on certain written representations as to factual matters made by Colonial contained in a letter to us dated as of the date hereof (the “Management Representation Letter”).

     For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Registration Statement and the Management Representation Letter. We consequently have relied upon the representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to Colonial, including, without limitation, any state and local tax considerations relevant to Colonial as described in the Registration Statement under the heading “Material Federal Income Tax Considerations to Colonial Shareholders –State and Local Considerations.”

     Moreover, in connection with our opinion, we have assumed, with your consent:

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February 9, 2005

     (1) that all of the representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under Colonial’s Declaration of Trust, have been and will be performed or satisfied in accordance with their terms;

     (2) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

     (3) that each of the Operating Partnership and the Management Corporation has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Registration Statement and Management Representation Letter; and

     (4) that Colonial is a validly organized real estate investment trust under the laws of the State of Alabama, each Taxable REIT Subsidiary is a validly organized and duly incorporated corporation under the laws of the state or country in which it is purported to be organized, and each of the partnerships or limited liability companies in which Colonial, directly or indirectly, owns an interest (the “Partnership Subsidiaries”) is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinion

     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

     (1) Commencing with its taxable year ended December 31, 1999, Colonial has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and Colonial’s proposed method of operation and capital structure (as described in the Management Representation Letter and the Registration Statement) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

     (2) the discussion in the Registration Statement under the caption “Material Federal Income Tax Considerations to Colonial Shareholders,” to the extent that it purports to describe provisions of the Code, is correct in all material respects as of the date hereof.

     We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws

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February 9, 2005

subsequent to the date of this opinion letter. Colonial’s qualification and taxation as a REIT depend upon Colonial’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review Colonial’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of Colonial and its subsidiaries, the sources of their income, the nature of their assets, the level of Colonial’s distributions to its stockholders and the diversity of Colonial’s stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. This opinion letter may not be relied on by any other person or for any other purpose without the prior written consent of this firm. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Material Federal Income Tax Consequences Relating the Merger.” In giving such consent, however, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.